Exhibit 99.1

Republic Bancorp, Inc. Maintains Solid Quarterly Earnings Growth of 8%

LOUISVILLE, Ky.--(BUSINESS WIRE)--October 16, 2015--Republic Bancorp, Inc. (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company for Republic Bank & Trust Company (the “Bank”).

Republic Bancorp, Inc. (“Republic” or the “Company”) is pleased to report third quarter net income of $5.6 million, an 8% increase over the third quarter of 2014, resulting in Diluted Earnings per Class A Common Share of $0.27. Year-to-date net income was $27.7 million, a $4.2 million, or 18%, increase from the same period in 2014, resulting in return on average assets (“ROA”) and return on average equity (“ROE”) of 0.94% and 6.45% for the first nine months of 2015.

Steve Trager, Republic’s Chairman and Chief Executive Officer, commented: “We continue to be proud of our growth in earnings. Producing such positive results continues to be challenging in today’s environment, as interest rates remain near historical lows, and the ability for banks to grow and earn positive margins on their products remains difficult. We have been able to overcome these headwinds and produce solid product growth in 2015 through our existing banking center footprint and our correspondent and warehouse lending channels.”

Trager further commented, “For quite some time, we have made it well known of our desire to make prudent bank acquisitions in one of our existing markets or a nearby synergistic market. I am pleased to say that on October 7, 2015, we were able to take a big step in achieving that goal with the announcement of our pending acquisition of Cornerstone Community Bank located in St. Petersburg, Florida. We are optimistic that we can close this acquisition during the first quarter of 2016 once all of the customary closing conditions have been completed. While I am extremely excited about this acquisition and what it means to the future of our Florida operations and our Company overall, I do not see it as the completion of a journey, but instead the beginning of one.”

The following table highlights Republic’s financial performance for the third quarter and first nine months of 2015 compared to the same periods in 2014:

	Three Months Ended		%	Nine Months Ended		%
(dollars in thousands, except per share data)	9/30/15	9/30/14	Change	9/30/15	9/30/14	Change

Income before income taxes	$8,759	$8,254	6%	$41,982	$36,431	15%
Net Income	$5,640	$5,246	8%	$27,748	$23,552	18%
Diluted Earnings per Class A Share	$0.27	$0.25	8%	$1.34	$1.13	19%
ROA	0.57%	0.59%	-3%	0.94%	0.89%	6%
ROE	3.91%	3.76%	4%	6.45%	5.65%	14%

Results of Operations for the Third Quarter of 2015 Compared to the Third Quarter of 2014

Traditional Banking, Warehouse Lending (“Warehouse”) and Mortgage Banking (collectively “Core Bank” or “Core Banking”)

Net income from Core Banking was $7.1 million for the third quarter of 2015, an increase of $679,000, or 11%, from the third quarter of 2014. As with the previous quarters of 2015, the increase in net income for the third quarter of 2015 at the Core Bank continued to be driven primarily by higher net interest income resulting from solid loan growth. The Core Bank’s growth in net interest income was further complemented by a solid increase in the Bank’s debit and credit card-related interchange fee income combined with a continued modest provision for loan and lease losses.

Net interest income at the Core Bank increased to $31.0 million during the third quarter of 2015, a $2.6 million, or 9%, increase over the third quarter of 2014. Net interest income for the third quarter of 2015 benefitted from robust year-over-year loan growth. This growth over the previous twelve months led to an increase in the Core Bank’s average loan balances of $434 million, or 16%, when comparing the third quarter of 2015 to the third quarter of 2014. The growth in average loan balances more than offset the negative impact to the Core Bank’s net interest income resulting from a decrease of 11 basis points to its net interest margin from the third quarter of 2014 to the third quarter of 2015.

The overall change in the Core Bank’s period-end and average loan balances by origination channel is presented below:

				Average	Average
	Ending	Ending		Quarterly	Quarterly
(dollars in thousands)	Balance	Balance	$	Balance	Balance	$
Origination Channel	9/30/2015	12/31/2014	Change	9/30/2015	9/30/2014	Change

Warehouse Lending	$393,555	$319,431	$74,124	$365,291	$243,020	$122,271
Correspondent Lending	246,122	226,628	19,494	245,114	69,532	175,582
2012-FDIC Acquired Loans	28,200	40,188	(11,988)	29,268	51,845	(22,577)
Traditional Branch Network	2,624,867	2,450,167	174,700	2,587,067	2,428,092	158,975

Total Core Bank Loans	$3,292,744	$3,036,414	$256,330	$3,226,740	$2,792,489	$434,251

Within the Warehouse Lending channel, net interest income was particularly strong compared to the third quarter of 2014, as Warehouse lines of credit usage continued to be high among the Core Bank’s clients during the quarter. The Core Bank’s Warehouse balances at September 30, 2015 were $74 million higher than balances on December 31, 2014 and $121 million above balances on September 30, 2014.

Net interest income at the Core Bank for the third quarter of 2015 includes $1.1 million of net interest income contributed from the Company’s 2012 FDIC-assisted transactions compared to $1.5 million contributed during the third quarter of 2014. Accretion income from the 2012 FDIC-assisted transactions contributed seven and nine basis points to the Core Bank’s net interest margin during these two periods.

The Core Bank’s provision for loan and lease losses remained modest for the third quarter of 2015, as overall credit quality remained strong and the Core Bank’s credit metrics continued to compare favorably to peer. Core Bank provision expense was $1.1 million for the third quarter of 2015, a favorable decrease of $442,000 compared to the third quarter of 2014. Provision expense for the third quarters of 2015 and 2014 primarily represented an increase in general loan loss reserves, driven by the previously mentioned strong growth in the Core Bank’s loan portfolio.

The table below illustrates the Core Bank’s well-regarded credit quality ratios for 2015 quarter ends and the previous three calendar year ends:

	As of and for the:
	Quarter Ending:			Year Ending:

Core Banking Credit Quality Ratios	9/30/15	6/30/15	3/31/15	12/31/14	12/31/13	12/31/12

Non-performing loans to total loans	0.70%	0.74%	0.79%	0.78%	0.81%	0.82%

Non-performing assets to total loans (including OREO)	0.79%	0.83%	1.00%	1.15%	1.47%	1.79%

Delinquent loans to total loans	0.36%	0.34%	0.49%	0.52%	0.63%	0.79%

Net charge-offs to average loans	0.05%	0.04%	0.02%	0.08%	0.18%	0.34%
(Annualized as of 9/30/15, 6/30/15 and 3/31/15)

OREO = Other Real Estate Owned

Non-interest income for the Core Bank was $7.2 million during the third quarter of 2015 compared to $6.4 million for the third quarter of 2014. Improvements of $750,000 and $459,000 in net loss on other real estate owned (“OREO”) and interchange fee income, respectively, were partially offset by a $169,000 decrease in service charges on deposits. The improvement in net loss on OREO was driven by a $513,000 reduction in mark-to-market OREO writedowns from the same period in 2014. The increase in interchange fee income was primarily driven by increases in both credit and debit card sales volume of 30% and 5%, respectively. Such sales growth was further complemented by a greater mix of commercial credit and signature debit transactions, which generally generate higher margins than consumer related transactions.

Core Bank non-interest expense increased $2.8 million, or 12%, from the third quarter of 2014 to $25.9 million during the same period in 2015. Comparability of non-interest expense between the two quarters was meaningfully impacted by adjustments to the Core Bank’s incentive compensation accruals, which were made during both periods to bring accrual balances in line with projected payouts for the year. As a result of these adjustments, net incentive compensation expense was $834,000 for the third quarter of 2015 compared to a net credit of $577,000 for the third quarter of 2014.

Excluding the impact of these incentive compensation adjustments, non-interest expense increased $1.4 million, or 6%, for the third quarter of 2015 as compared to the third quarter of 2014. A large portion of the increase in non-interest expense for the quarter, excluding incentive compensation adjustments, was in the salaries and benefits category as the Core Bank increased its full-time equivalent employees (“FTEs”) from 681 at September 30, 2014 to 712 at September 30, 2015. The increased staffing was generally spread throughout the Core Bank in order to meet current loan demand and execute the Company’s overall long-term growth objectives.

Conclusion

“As we move into the final quarter of 2015, we have positive momentum on several fronts. In addition to our recently announced acquisition, we are excited about the traction we have in our non-traditional small dollar loan program as we have another pilot set to launch in the fourth quarter of 2015. We are also in the preliminary stages of developing plans to expand the reach of our Traditional Bank via enhanced mobile capabilities. If implemented, our mobile banking initiative would give us the ability to market products and services to clients in all 50 states beginning in late 2016. In the meantime, we will continue to review and enhance our strategic plan, as we seek to heighten our overall organic performance and meet our goals of managing risk and maximizing our shareholders’ returns commensurate with the highest performing banks in the Nation,” concluded Trager.

Republic Bancorp, Inc. (the “Company”) is the parent company of Republic Bank & Trust Company (the “Bank”). The Bank currently has 40 banking centers: 32 banking centers in 12 Kentucky communities - Covington, Crestwood, Elizabethtown, Florence, Frankfort, Georgetown, Independence, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville; three banking centers in southern Indiana – Floyds Knobs, Jeffersonville and New Albany; two banking centers in Florida – Port Richey and Temple Terrace; two banking centers in Tennessee – Cool Springs (Franklin) and Green Hills (Nashville); and one banking center in Blue Ash (Cincinnati), Ohio. The Bank offers internet banking at www.republicbank.com. The Company has $4.0 billion in assets and is headquartered in Louisville, Kentucky. The Company’s Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

Republic Bank. It’s just easier here. ®

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in the preceding paragraphs are based on our current expectations and assumptions regarding our business, the future impact to our balance sheet and income statement resulting from changes in interest rates, the ability to develop products and strategies in order to meet the Company’s long-term strategic goals, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the actual timing, magnitude and frequency of interest rate changes, as well as the actual changes in market conditions and the application and timing of various management strategies as compared to those projected in our interest rate model. Additionally, actual results could differ materially from the interest rate model if interest rates do not move equally across all points on the yield curve and based upon other factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those factors set forth as “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2014. The Company undertakes no obligation to update any forward-looking statements. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

Republic Bancorp, Inc. Financial Information

Third Quarter 2015 Earnings Release

(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Sept. 30, 2015	Dec. 31, 2014	Sept. 30, 2014
Assets:
Cash and cash equivalents	$90,731	$72,878	$69,682
Investment securities	502,599	481,348	500,221
Loans held for sale	12,326	6,388	5,890
Loans	3,297,874	3,040,495	2,908,535
Allowance for loan and lease losses	(26,959)	(24,410)	(23,617)
Loans, net	3,270,915	3,016,085	2,884,918
Federal Home Loan Bank stock, at cost	28,208	28,208	28,208
Premises and equipment, net	29,877	32,987	32,395
Premises, held for sale	1,218	1,317	-
Goodwill	10,168	10,168	10,168
Other real estate owned ("OREO")	2,832	11,243	11,937
Bank owned life insurance ("BOLI")	52,465	51,415	51,037
Other assets and accrued interest receivable	34,638	34,976	31,163
Total assets	$4,035,977	$3,747,013	$3,625,619

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$637,875	$502,569	$534,662
Interest-bearing	1,729,955	1,555,613	1,525,174
Total deposits	2,367,830	2,058,182	2,059,836

Securities sold under agreements to repurchase and other short-term borrowings	309,624	356,108	275,874
Federal Home Loan Bank advances	711,500	707,500	662,000
Subordinated note	41,240	41,240	41,240
Other liabilities and accrued interest payable	31,071	25,252	29,301
Total liabilities	3,461,265	3,188,282	3,068,251

Stockholders' equity	574,712	558,731	557,368
Total liabilities and Stockholders' equity	$4,035,977	$3,747,013	$3,625,619

Average Balance Sheet Data
	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2015	2014	2015	2014
Assets:
Investment securities, including FHLB stock	$533,956	$539,020	$530,114	$523,207
Federal funds sold and other interest-earning deposits	30,633	29,713	67,960	154,036
Loans and fees, including loans held for sale	3,235,057	2,795,788	3,148,838	2,664,113
Total interest-earning assets	3,799,646	3,364,521	3,746,912	3,341,356
Total assets	3,971,501	3,530,013	3,947,210	3,519,288

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$609,641	$521,360	$643,128	$562,300
Interest-bearing deposits	1,740,553	1,497,802	1,693,888	1,500,013
Securities sold under agreements to repurchase and other short-term borrowings	363,905	317,053	363,518	266,765
Federal Home Loan Bank advances	616,509	575,761	610,571	577,606
Subordinated note	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,762,207	2,431,856	2,709,217	2,385,624
Stockholders' equity	577,185	558,750	573,482	555,934

Republic Bancorp, Inc. Financial Information

Third Quarter 2015 Earnings Release (continued)

(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2015	2014	2015	2014

Total interest income(1)	$36,107	$33,144	$105,590	$98,046
Total interest expense	4,683	4,702	14,086	14,750

Net interest income	31,424	28,442	91,504	83,296

Provision for loan and lease losses	2,233	1,510	3,322	1,500

Non interest income:
Service charges on deposit accounts	3,399	3,568	9,685	10,426
Net refund transfer fees	97	(133)	17,339	16,091
Mortgage banking income	972	876	3,549	2,174
Interchange fee income	1,967	1,619	6,205	5,344
Gain on call of security available for sale	-	-	88	-
Net loss on OREO	(8)	(758)	(282)	(1,309)
Increase in cash surrender value of BOLI	348	381	1,050	951
Other	1,031	974	2,643	2,646
Total Non interest income	7,806	6,527	40,277	36,323

Non interest expenses:
Salaries and employee benefits	15,297	12,164	44,897	40,612
Occupancy and equipment, net	5,217	5,544	15,560	16,874
Communication and transportation	951	905	2,768	2,787
Marketing and development	756	1,135	2,318	2,466
FDIC insurance expense	474	424	1,622	1,407
Bank franchise tax expense	846	731	4,094	3,901
Data processing	959	824	3,017	2,495
Interchange related expense	909	788	2,847	2,632
Supplies	229	205	809	705
OREO expense	146	218	485	916
Legal and professional fees	653	730	2,796	2,179
Other	1,801	1,537	5,264	4,714
Total Non interest expenses	28,238	25,205	86,477	81,688

Income before income tax expense	8,759	8,254	41,982	36,431
Income tax expense	3,119	3,008	14,234	12,879

Net income	$5,640	$5,246	$27,748	$23,552

Republic Bancorp, Inc. Financial Information

Third Quarter 2015 Earnings Release (continued)

(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Statistics
	As of and for the		As of and for the
	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2015	2014	2015	2014
Per Share Data:

Basic average shares outstanding	20,848	20,797	20,856	20,795
Diluted average shares outstanding	20,934	20,891	20,936	20,891

End of period shares outstanding:
Class A Common Stock	18,603	18,567	18,603	18,567
Class B Common Stock	2,245	2,245	2,245	2,245

Book value per share(2)	$27.57	$26.78	$27.57	$26.78
Tangible book value per share(2)	26.84	26.06	26.84	26.06

Earnings per share:
Basic earnings per Class A Common Stock	$0.27	$0.25	$1.34	$1.14
Basic earnings per Class B Common Stock	0.25	0.24	1.22	1.09
Diluted earnings per Class A Common Stock	0.27	0.25	1.34	1.13
Diluted earnings per Class B Common Stock	0.25	0.24	1.22	1.08

Cash dividends declared per share:
Class A Common Stock	$0.198	$0.187	$0.583	$0.550
Class B Common Stock	0.180	0.170	0.530	0.500

Performance Ratios:

Return on average assets	0.57%	0.59%	0.94%	0.89%
Return on average equity	3.91	3.76	6.45	5.65
Efficiency ratio(3)	72	72	66	69
Yield on average interest-earning assets	3.80	3.94	3.76	3.91
Cost of interest-bearing liabilities	0.68	0.77	0.69	0.82
Cost of deposits(4)	0.18	0.18	0.18	0.18
Net interest spread	3.12	3.17	3.07	3.09
Net interest margin - Total Company	3.31	3.38	3.26	3.32
Net interest margin - Core Banking(5)	3.27	3.38	3.23	3.34

Other Information:

End of period full-time equivalent employees	769	734	769	734
Number of banking centers	40	42	40	42

Republic Bancorp, Inc. Financial Information

Third Quarter 2015 Earnings Release (continued)

(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Statistics	As of and for the		As of and for the
	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2015	2014	2015	2014
Credit Quality Asset Balances:

Loans on non-accrual status	$23,143	$21,447	$23,143	$21,447
Loans past due 90-days-or-more and still on accrual	43	-	43	-
Total non-performing loans	23,186	21,447	23,186	21,447
OREO	2,832	11,937	2,832	11,937
Total non-performing assets	$26,018	$33,384	$26,018	$33,384
Total delinquent loans	$11,996	$12,226	$11,996	$12,226

Credit Quality Ratios:

Non-performing loans to total loans	0.70%	0.74%	0.70%	0.74%
Non-performing assets to total loans (including OREO)	0.79	1.14	0.79	1.14
Non-performing assets to total assets	0.64	0.92	0.64	0.92
Allowance for loan and lease losses to total loans	0.82	0.81	0.82	0.81
Allowance for loan and lease losses to non-performing loans	116	110	116	110
Delinquent loans to total loans(6)	0.36	0.42	0.36	0.42
Net charge-offs to average loans (annualized) - Total Company	0.06	0.10	0.03	0.05
Net charge-offs to average loans (annualized) - Core Banking(5)	0.05	0.10	0.04	0.07

Republic Bancorp, Inc. Financial Information

Third Quarter 2015 Earnings Release (continued)

(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Quarterly Comparison
	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014
Assets:
Cash and cash equivalents	$90,731	$92,766	$136,349	$72,878	$69,682
Investment securities	502,599	499,682	508,719	481,348	500,221
Loans held for sale	12,326	11,819	12,748	6,388	5,890
Loans	3,297,874	3,323,977	3,155,436	3,040,495	2,908,535
Allowance for loan and lease losses	(26,959)	(25,248)	(24,631)	(24,410)	(23,617)
Loans, net	3,270,915	3,298,729	3,130,805	3,016,085	2,884,918
Federal Home Loan Bank stock, at cost	28,208	28,208	28,208	28,208	28,208
Premises and equipment, net	29,877	31,092	31,817	32,987	32,395
Premises, held for sale	1,218	2,468	1,284	1,317	-
Goodwill	10,168	10,168	10,168	10,168	10,168
Other real estate owned	2,832	2,920	6,736	11,243	11,937
Bank owned life insurance	52,465	52,117	51,764	51,415	51,037
Other assets and accrued interest receivable	34,638	36,250	33,589	34,976	31,163
Total assets	$4,035,977	$4,066,219	$3,952,187	$3,747,013	$3,625,619

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$637,875	$598,572	$666,166	$502,569	$534,662
Interest-bearing	1,729,955	1,681,038	1,714,051	1,555,613	1,525,174
Total deposits	2,367,830	2,279,610	2,380,217	2,058,182	2,059,836

Securities sold under agreements to repurchase and other short-term borrowings	309,624	229,825	332,534	356,108	275,874
Federal Home Loan Bank advances	711,500	916,500	596,500	707,500	662,000
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	31,071	26,072	32,225	25,252	29,301
Total liabilities	3,461,265	3,493,247	3,382,716	3,188,282	3,068,251

Stockholders' equity	574,712	572,972	569,471	558,731	557,368
Total liabilities and Stockholders' equity	$4,035,977	$4,066,219	$3,952,187	$3,747,013	$3,625,619

Average Balance Sheet Data
	Quarterly Comparison
	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014
Assets:
Investment securities, including FHLB stock	$533,956	$531,402	$524,883	$533,288	$539,020
Federal funds sold and other interest-earning deposits	30,633	32,300	142,172	14,251	29,713
Loans and fees, including loans held for sale	3,235,057	3,180,127	3,029,067	2,958,458	2,795,788
Total interest-earning assets	3,799,646	3,743,829	3,696,122	3,505,997	3,364,521
Total assets	3,971,501	3,925,312	3,944,527	3,679,296	3,530,013

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$609,641	$601,371	$719,581	$529,091	$521,360
Interest-bearing deposits	1,740,553	1,703,982	1,635,979	1,540,432	1,497,802
Securities sold under agreements to repurchase and other short-term borrowings	363,905	335,530	391,421	383,526	317,053
Federal Home Loan Bank advances	616,509	646,737	567,934	605,018	575,761
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,762,207	2,727,489	2,636,574	2,570,216	2,431,856
Stockholders' equity	577,185	575,653	567,499	561,666	558,750

Republic Bancorp, Inc. Financial Information

Third Quarter 2015 Earnings Release (continued)

(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended
	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014

Total interest income(1)	$36,107	$35,722	$33,761	$34,331	$33,144
Total interest expense	4,683	4,664	4,739	4,854	4,702
Net interest income	31,424	31,058	29,022	29,477	28,442

Provision for loan and lease losses	2,233	904	185	1,359	1,510

Non interest income:
Service charges on deposit accounts	3,399	3,247	3,039	3,381	3,568
Net refund transfer fees	97	1,907	15,335	39	(133)
Mortgage banking income	972	1,224	1,353	688	876
Interchange fee income	1,967	2,044	2,194	1,673	1,619
Gain on call of security available for sale	-	88	-	-	-
Net loss on OREO	(8)	(155)	(119)	(909)	(758)
Increase in cash surrender value of BOLI	348	353	349	378	381
Other	1,031	777	835	946	974
Total Non interest income	7,806	9,485	22,986	6,196	6,527

Non interest expenses:
Salaries and employee benefits	15,297	14,323	15,277	13,761	12,164
Occupancy and equipment, net	5,217	5,142	5,201	5,134	5,544
Communication and transportation	951	771	1,046	1,079	905
Marketing and development	756	977	585	798	1,135
FDIC insurance expense	474	474	674	458	424
Bank franchise tax expense	846	847	2,401	715	731
Data processing	959	1,092	966	1,018	824
Interchange related expense	909	931	1,007	818	788
Supplies	229	219	361	304	205
OREO expense	146	120	219	108	218
Legal and professional fees	653	528	1,615	587	730
Other	1,801	1,741	1,722	1,650	1,537
Total Non interest expenses	28,238	27,165	31,074	26,430	25,205

Income before income tax expense	8,759	12,474	20,749	7,884	8,254
Income tax expense	3,119	4,154	6,961	2,649	3,008

Net income	$5,640	$8,320	$13,788	$5,235	$5,246

Republic Bancorp, Inc. Financial Information

Third Quarter 2015 Earnings Release (continued)

(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Statistics
	As of and for the Three Months Ended
	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014
Per Share Data:

Basic average shares outstanding	20,848	20,860	20,859	20,831	20,797
Diluted average shares outstanding	20,934	20,941	20,936	20,921	20,891

End of period shares outstanding:
Class A Common Stock	18,603	18,602	18,616	18,603	18,567
Class B Common Stock	2,245	2,245	2,245	2,245	2,245

Book value per share(2)	$27.57	$27.48	$27.30	$26.80	$26.78
Tangible book value per share(2)	26.84	26.76	26.58	26.08	26.06

Earnings per share:
Basic earnings per Class A Common Stock	$0.27	$0.40	$0.66	$0.25	$0.25
Basic earnings per Class B Common Stock	0.25	0.37	0.65	0.24	0.24
Diluted earnings per Class A Common Stock	0.27	0.40	0.66	0.25	0.25
Diluted earnings per Class B Common Stock	0.25	0.36	0.64	0.24	0.24

Cash dividends declared per share:
Class A Common Stock	$0.198	$0.198	$0.187	$0.187	$0.187
Class B Common Stock	0.180	0.180	0.170	0.170	0.170

Performance Ratios:

Return on average assets	0.57%	0.85%	1.40%	0.57%	0.59%
Return on average equity	3.91	5.78	9.72	3.73	3.76
Efficiency ratio(3)	72	67	60	74	72
Yield on average interest-earning assets	3.80	3.82	3.65	3.92	3.94
Cost of interest-bearing liabilities	0.68	0.68	0.72	0.76	0.77
Cost of deposits(4)	0.18	0.18	0.19	0.20	0.18
Net interest spread	3.12	3.14	2.93	3.16	3.17
Net interest margin - Total Company	3.31	3.32	3.14	3.36	3.38
Net interest margin - Core Banking(5)	3.27	3.28	3.14	3.36	3.38

Other Information:

End of period full-time equivalent employees	769	751	745	723	734
Number of banking centers	40	40	40	41	42

Republic Bancorp, Inc. Financial Information

Third Quarter 2015 Earnings Release (continued)

(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Statistics
	As of and for the Three Months Ended
	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014
Credit Quality Asset Balances:
Loans on non-accrual status	$23,143	$24,624	$24,423	$23,337	$21,447
Loans past due 90-days-or-more and still on accrual	43	-	572	322	-
Total non-performing loans	23,186	24,624	24,995	23,659	21,447
OREO	2,832	2,920	6,736	11,243	11,937
Total non-performing assets	$26,018	$27,544	$31,731	$34,902	$33,384
Total delinquent loans	$11,996	$11,355	$15,511	$15,851	$12,226

Credit Quality Ratios:
Non-performing loans to total loans	0.70%	0.74%	0.79%	0.78%	0.74%
Non-performing assets to total loans (including OREO)	0.79	0.83	1.00	1.14	1.14
Non-performing assets to total assets	0.64	0.68	0.80	0.93	0.92
Allowance for loan and lease losses to total loans	0.82	0.76	0.78	0.80	0.81
Allowance for loan and lease losses to non-performing loans	116	103	99	103	110
Delinquent loans to total loans(6)	0.36	0.34	0.49	0.52	0.42
Net charge-offs to average loans (annualized) - Total Company	0.06	0.04	0.00	0.08	0.10
Net charge-offs to average loans (annualized) - Core Banking(5)	0.05	0.04	0.02	0.08	0.10

Republic Bancorp, Inc. Financial Information
Third Quarter 2015 Earnings Release (continued)

Segment Data:

Reportable segments are determined by the type of products and services offered and the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as banking centers and business units), which are then aggregated if operating performance, products/services, and customers are similar.

As of September 30, 2015, the Company was divided into four distinct operating segments: Traditional Banking, Warehouse Lending, Mortgage Banking and Republic Processing Group (“RPG”). Management considers the first three segments to collectively constitute “Core Bank” or “Core Banking” activities. Correspondent Lending operations are considered part of the Traditional Banking segment. The RPG segment includes the following divisions: Tax Refund Solutions (“TRS”), Republic Payment Solutions (“RPS”) and Republic Credit Solutions (“RCS”). TRS generates the majority of RPG’s income, with the relatively smaller divisions of RPG, RPS and RCS, considered immaterial for separate and independent segment reporting. All divisions of the RPG segment operate through the Company.

The nature of segment operations and the primary drivers of net revenues by reportable segment are provided below:

Segment:	Nature of Operations:	Primary Drivers of Net Revenues:

Core Banking:
Traditional Banking	Provides traditional banking products primarily to customers in the Company's market footprint.	Loans, investments and deposits
Warehouse Lending	Provides short-term, revolving credit facilities to mortgage bankers across the Nation.	Mortgage warehouse lines of credit
Mortgage Banking	Primarily originates, sells and services long-term, single family, first lien residential real estate loans.	Gain on sale of loans and servicing fees
Republic Processing Group	The TRS division facilitates the receipt and payment of federal and state tax refund products. The RPS division offers general purpose reloadable cards. The RCS division offers short-term credit products.	Net refund transfer fees

The accounting policies used for Republic’s reportable segments are the same as those described in the summary of significant accounting policies in the Company’s 2014 Annual Report on Form 10-K. Segment performance is evaluated using operating income. Goodwill is not allocated. Income taxes are generally allocated based on income before income tax expense unless specific segment allocations can be reasonably made. Transactions among reportable segments are made at carrying value.

Republic Bancorp, Inc. Financial Information Third Quarter 2015 Earnings Release (continued) Segment information for the three and nine months ended September 30, 2015 and 2014 follows:

	Three Months Ended September 30, 2015
	Core Banking
(dollars in thousands)	Traditional Banking	Warehouse Lending	Mortgage Banking	Total Core Banking	Republic Processing Group	Total Company

Net interest income	$27,612	$3,308	$67	$30,987	$437	$31,424

Provision for loan and lease losses	1,338	(238)	-	1,100	1,133	2,233

Net refund transfer fees	-	-	-	-	97	97
Mortgage banking income	-	-	972	972	-	972
Other non-interest income	6,115	8	76	6,199	538	6,737
Total non-interest income	6,115	8	1,048	7,171	635	7,806

Total non-interest expenses	24,109	663	1,151	25,923	2,315	28,238

Income (loss) before income tax expense	8,280	2,891	(36)	11,135	(2,376)	8,759
Income tax expense (benefit)	2,879	1,174	(13)	4,040	(921)	3,119
Net income (loss)	$5,401	$1,717	$(23)	$7,095	$(1,455)	$5,640

Segment end of period assets	$3,600,230	$393,110	$13,832	$4,007,172	$28,805	$4,035,977

Net interest margin	3.23%	3.62%	NM	3.27%	NM	3.31%

	Three Months Ended September 30, 2014
	Core Banking
(dollars in thousands)	Traditional Banking	Warehouse Lending	Mortgage Banking	Total Core Banking	Republic Processing Group	Total Company

Net interest income	$26,103	$2,234	$38	$28,375	$67	$28,442

Provision for loan and lease losses	1,471	71	-	1,542	(32)	1,510

Net refund transfer fees	-	-	-	-	(133)	(133)
Mortgage banking income	-	-	876	876	-	876
Other non-interest income	5,452	4	41	5,497	287	5,784
Total non-interest income	5,452	4	917	6,373	154	6,527

Total non-interest expenses	21,899	466	754	23,119	2,086	25,205

Income (loss) before income tax expense	8,185	1,701	201	10,087	(1,833)	8,254
Income tax expense (benefit)	3,005	595	71	3,671	(663)	3,008
Net income (loss)	$5,180	$1,106	$130	$6,416	$(1,170)	$5,246

Segment end of period assets	$3,325,922	$272,264	$11,150	$3,609,336	$16,283	$3,625,619

Net interest margin	3.35%	3.68%	NM	3.38%	NM	3.38%

	Nine Months Ended September 30, 2015
	Core Banking
(dollars in thousands)	Traditional Banking	Warehouse Lending	Mortgage Banking	Total Core Banking	Republic Processing Group	Total Company

Net interest income	$80,369	$9,354	$180	$89,903	$1,601	$91,504

Provision for loan and lease losses	2,007	185	-	2,192	1,130	3,322

Net refund transfer fees	-	-	-	-	17,339	17,339
Mortgage banking income	-	-	3,549	3,549	-	3,549
Gain on call of security available for sale	88	-	-	88	-	88
Other non-interest income	17,286	19	231	17,536	1,765	19,301
Total non-interest income	17,374	19	3,780	21,173	19,104	40,277

Total non-interest expenses	71,351	1,846	3,710	76,907	9,570	86,477

Income before income tax expense	24,385	7,342	250	31,977	10,005	41,982
Income tax expense	7,813	2,732	87	10,632	3,602	14,234
Net income	$16,572	$4,610	$163	$21,345	$6,403	$27,748

Segment end of period assets	$3,600,230	$393,110	$13,832	$4,007,172	$28,805	$4,035,977

Net interest margin	3.19%	3.58%	NM	3.23%	NM	3.26%

	Nine Months Ended September 30, 2014
	Core Banking
(dollars in thousands)	Traditional Banking	Warehouse Lending	Mortgage Banking	Total Core Banking	Republic Processing Group	Total Company

Net interest income	$77,809	$5,082	$133	$83,024	$272	$83,296

Provision for loan and lease losses	1,780	232	-	2,012	(512)	1,500

Net refund transfer fees	-	-	-	-	16,091	16,091
Mortgage banking income	-	-	2,174	2,174	-	2,174
Other non-interest income	16,451	9	186	16,646	1,412	18,058
Total non-interest income	16,451	9	2,360	18,820	17,503	36,323

Total non-interest expenses	68,431	1,294	2,977	72,702	8,986	81,688

Income (loss) before income tax expense	24,049	3,565	(484)	27,130	9,301	36,431
Income tax expense (benefit)	8,346	1,248	(169)	9,425	3,454	12,879
Net income (loss)	$15,703	$2,317	$(315)	$17,705	$5,847	$23,552

Segment end of period assets	$3,325,922	$272,264	$11,150	$3,609,336	$16,283	$3,625,619

Net interest margin	3.32%	3.80%	NM	3.34%	NM	3.32%

Republic Bancorp, Inc. Financial Information

Third Quarter 2015 Earnings Release (continued)

(1) – The amount of loan fee income included in total interest income was $2.5 million and $1.8 million for the quarters ended September 30, 2015 and 2014. The amount of loan fee income included in total interest income was $7.2 million and $7.2 million for the nine months ended September 30, 2015 and 2014.

The amount of loan fee income included in total interest income per quarter was as follows: $2.5 million (quarter ended September 30, 2015); $2.9 million (quarter ended June 30, 2015); $1.8 million (quarter ended March 31, 2015); $2.2 million (quarter ended December 31, 2014); and $1.8 million (quarter ended September 30, 2014).

(2) – The following table provides a reconciliation of total stockholders’ equity in accordance with U.S. Generally Accepted Accounting Principles to tangible stockholders’ equity in accordance with applicable regulatory requirements. The Company provides the tangible book value ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

	Quarterly Comparison
(in thousands, except per share data)	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014
Total stockholders' equity (a)	$574,712	$572,972	$569,471	$558,731	$557,368
Less: Goodwill	10,168	10,168	10,168	10,168	10,168
Less: Mortgage servicing rights	4,968	4,971	4,864	4,813	4,881
Tangible stockholders' equity (c)	$559,576	$557,833	$554,439	$543,750	$542,319

Total assets (b)	$4,035,977	$4,066,219	$3,952,187	$3,747,013	$3,625,619
Less: Goodwill	10,168	10,168	10,168	10,168	10,168
Less: Mortgage servicing rights	4,968	4,971	4,864	4,813	4,881
Tangible assets (d)	$4,020,841	$4,051,080	$3,937,155	$3,732,032	$3,610,570

Total stockholders' equity to total assets (a/b)	14.24%	14.09%	14.41%	14.91%	15.37%
Tangible stockholders' equity to tangible assets (c/d)	13.92%	13.77%	14.08%	14.57%	15.02%

Number of shares outstanding (e)	20,848	20,847	20,861	20,848	20,812

Book value per share (a/e)	$27.57	$27.48	$27.30	$26.80	$26.78
Tangible book value per share (c/e)	26.84	26.76	26.58	26.08	26.06

(3) – The efficiency ratio equals total non-interest expense divided by the sum of net interest income and non-interest income. The ratio excludes net gain (loss) on sales, calls and impairment of investment securities, if applicable.

(4) – The cost of deposits ratio equals annualized total interest expense on deposits divided by total average interest-bearing deposits plus total average non interest-bearing deposits.

(5) – Ratio relates only to Core Banking operations, which consists of the Traditional Banking, Warehouse Lending and Mortgage Banking segments.

(6) – The delinquent loans to total loans ratio equals loans 30-days-or-more past due divided by total loans.

NM – Not meaningful

CONTACT:
Republic Bancorp, Inc.
Kevin Sipes, 502-560-8628
Executive Vice President and Chief Financial Officer